UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2010

SWAV ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53223
(Commission File Number)

N/A
(IRS Employer Identification No.)

Otto-Spesshardt-Str. 16
Eisenach 99817, Germany
(Address of principal executive offices and Zip Code)

(+49 369 188 7600)
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 20, 2010, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation (the “Name Change Amendment”) with the Secretary of State of Nevada therein changing the Registrant’s name from SWAV Enterprises Ltd. to GBS Enterprises Incorporated, effective September 6, 2010. The trading symbol of the Registrant’s common stock on the OTC Bulletin Board will remain “SWAV.” A copy of the Name Change Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 16, 2010, the Registrant filed a Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission relating to the Name Change Amendment referenced in Item 5.03 above. The approval of the Name Change Amendment required the consent of the holders of at least a majority of our outstanding shares of Common Stock as of August 2, 2010 (the “Record Date”). As of the Record Date, 15,000,000 shares of our Common Stock were issued and outstanding. Each share of our Common Stock was entitled to one vote. The holders of 9,021,963 shares of our Common Stock, representing approximately 60% of the shares entitled to vote on the Record Date, executed a Written Consent of the Stockholders in Lieu of a Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of SWAV Enterprises Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWAV ENTERPRISES LTD.

By: /s/ Joerg Ott
Name: Joerg Ott
Title: Chief Executive Officer and Director
Date: August 30, 2010